EXHIBIT 10.9



Subsidiaries of Registrant

     Voice Mobility Canada Limited existing under the laws of Canada.

     VM Sub Limited existing under the laws of Canada.

     Voice Mobility   Inc.,  organized under the laws of the province of British
Columbia, Canada is a subsidiary of Voice Mobility Canada Limited